Exhibit 5.1

November 9, 2006	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637

CommVault Systems, Inc.	Main Tel (312) 782-0600
2 Crescent Place	Main Fax (312) 701-7711
Oceanport, New Jersey 07757	www.mayerbrownrowe.com
Ladies and Gentlemen:
     We are acting as special counsel to CommVault Systems, Inc. (the “Company”) in connection with the registration under the Securities Act of 1933, as amended, of 7,921,426 shares of its Common Stock, $0.01 par value per share (“Common Stock”) to be offered pursuant to the Company’s 1996 Stock Option Plan and 4,000,000 shares of its Common Stock to be offered pursuant to the Company’s 2006 Long-Term Stock Incentive Plan (together the 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan are referred to herein as the “Plans”). In connection therewith, we have examined or are otherwise familiar with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws, the Plans, the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the shares of Common Stock, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as we have deemed necessary for the purposes of rendering this opinion.
     Based upon the foregoing, we are of the opinion that the shares of Common Stock registered on the Registration Statement are duly authorized for issuance and when issued in accordance with the provisions of the Plans will be validly issued, fully paid and non-assessable shares of the Company.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw LLP

MAYER, BROWN, ROWE & MAW LLP

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